UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – September 30, 2010

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-147828	71-1018770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10511 East Central, Wichita, Kansas	67206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (316) 676-7111

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.	Other Events

“PIK” Interest Election

Hawker Beechcraft Acquisition Company, LLC, a Delaware limited liability company (the “Issuer”) and Hawker Beechcraft Notes Company, a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Company”), may, at the Company’s option, elect to pay interest entirely in cash, entirely by increasing the principal amount, or 50% in cash and 50% by increasing the principal amount for any interest payment period prior to April 1, 2011 for its outstanding 8.875%/9.625% Senior PIK Election Notes due 2015 (the “PIK Notes”). The Company is electing to pay cash interest for the interest period ending March 31, 2011. The Company will evaluate this option prior to the beginning of each eligible interest period, taking into account market conditions and other relevant factors at that time.

In connection with this election, on September 30, 2010, the Company delivered notice to Deutsche Bank National Trust Company, in its capacity as Trustee under the Indenture governing the PIK Notes, that, with respect to the interest that will be due on such notes on the April 1, 2011 interest payment date, the Company will make such interest payment in cash.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Description

4.1	Trustee Notice dated as of September 30, 2010, regarding interest election for the interest period beginning October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ SIDNEY E. ANDERSON
Sidney E. Anderson, Vice President and Chief Financial Officer

Dated: September 30, 2010

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